As filed with the Securities and Exchange Commission on August 9, 2005
                        Registration No. 333-105396

=============================================================================

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                        ---------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                TO FORM S-3
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                        ----------------------------

                                ASHLAND INC.
                          (formerly New EXM Inc.)
           (Exact name of Registrant as specified in its charter)

            KENTUCKY                                    20-0865835
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                        50 E. RIVERCENTER BOULEVARD
                                P.O. BOX 391
                          COVINGTON, KY 41012-0391
                               (859) 815-3333

       (Address, including Zip Code, and Telephone Number, including
          Area Code, of Registrant's Principal Executive Offices)

                          DAVID L. HAUSRATH, ESQ.
            Senior Vice President, General Counsel and Secretary
                        50 E. RiverCenter Boulevard
                                P.O. Box 391
                          Covington, KY 41012-0391
                               (859) 815-3333

    (Name, Address, including Zip Code, and Telephone Number, including
                      Area Code, of Agent for Service)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

             From time to time after the effective date of this
                          Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1993 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 by the Registrant relates to (a) the registration statement on Form S-3 (Registration No. 333-105396) of Ashland Inc., a Kentucky corporation ("Old Ashland"), relating to 296,385 shares of Old Ashland common stock, par value $1.00 per share, and (b) the following registration statements on Form S-3 of old Ashland relating to the following shares of Old Ashland common stock, par value $1.00 per share: Registration No. 333-78675 registering 68,925 shares; Registration No. 333-36842 registering 96,600 shares; Registration No. 333-54762 registering 149,300 shares; and Registration No. 333-82830 registering 265,100 shares. The above-mentioned shares were previously registered for issuance under the Ashland Inc. Stock Option Plan for Employees of Joint Ventures, which has been assumed by the Registrant pursuant to the Transactions (defined below).

         Pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant hereby adopts each of Registration Statement Nos. 333-105396, 333-78675, 333-36842, 333-54762 and
333-82830 (the "Old Ashland Registration Statements") as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, affirms that the common shares registered under the Old Ashland Registration Statements shall be common shares of the Registrant.

         Pursuant  to Rule 429 under the  Securities  Act,  the  prospectus included in this Registration Statement is a combined prospectus and relates to the registered but unsold shares of common stock previously registered under the Old Ashland Registration Statements as follows: 10,030 unsold shares registered under Registration Statement No. 333-78675; 13,164 unsold shares registered under Registration Statement No. 333-36842; 13,589 unsold shares registered under Registration Statement No. 333-54762; 24,332 unsold shares registered under Registration Statement No. 333-82830; and
73,871 unsold shares registered under Registration Statement No. 333-105396. Pursuant to Rule 429 under the Securities Act, this post-effective amendment constitutes Post-Effective Amendment No. 1 to each of these Registration Statements.

         After giving effect to the filing of this Post-Effective Amendment No. 1, the plan to which the Registration Statement relates will be the Ashland Inc. Stock Option Plan for Employees of Joint Ventures, as assumed by the Registrant upon the authority granted by resolutions of the board of directors of the Registrant at a special meeting held on June 29, 2005. After giving effect to the filing of this Post-Effective Amendment No. 1, the Registrant will be the issuer of an aggregate of 876,310 shares of common stock (the "Common Stock"), par value $0.01 per share, registered as follows: 296,385 shares of Common Stock registered under this Registration Statement No. 333-105396; 68,925 shares of Common Stock registered under Registration Statement No. 333-78675; 96,600 shares of Common Stock registered under Registration Statement No. 333-36842; 149,300 shares of Common Stock registered under Registration Statement No. 333-54762; and 265,100 shares of Common Stock registered under Registration Statement No. 333-82830, and Old Ashland will not be a registrant under such registration statements.

         Old Ashland and Marathon Oil Corporation, a Delaware corporation ("Marathon"), entered into an agreement under which Old Ashland has transferred its interest in Marathon Ashland Petroleum LLC ("MAP"), its maleic anhydride business and 60 Valvoline Instant Oil Change Centers in Michigan and northwest Ohio to a wholly owned subsidiary of Marathon (the "Transactions"). The Transactions were consummated on June 30, 2005. As a result of the Transactions, among other things, shareholders of Ashland are entitled to receive (1) shares of Marathon common stock with a total value of $915 million in exchange for the shares of Old Ashland common stock they owned as of June 30, 2005, and (2) new shares of common stock of the Registrant as successor corporation to Old Ashland. As part of the Transactions, Old Ashland has merged with and into one of its subsidiaries. As a result of the Transactions, the existing businesses of Old Ashland other than those transferred to Marathon's subsidiary are owned by the Registrant, the successor to Old Ashland through a series of mergers, and the Registrant is a publicly-traded company owned by the Old Ashland shareholders. The management and board of directors of Old Ashland continued as the management and board of directors of the Registrant. Old Ashland common stock was traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "ASH"; and, following the completion of the Transactions, the Registrant's common stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the same symbol. As part of the Transactions, the name of the Registrant was changed from "New EXM Inc." to "Ashland Inc."

         The Transactions and related matters are more fully described in the proxy statement/prospectus of the Registrant, constituting part of the Registrant's registration statement on Form S-4, as amended (Registration No. 333-119689-01).

(LEGEND INFORMATION)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the "Commission") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                SUBJECT TO COMPLETION, DATED AUGUST ___, 2005


PROSPECTUS

                                ASHLAND INC.
                        50 E. RIVERCENTER BOULEVARD
                                P.O. BOX 391
                         COVINGTON, KENTUCKY 41011
                               (859) 815-3333

                               876,310 SHARES

                                COMMON STOCK


                  Ashland Inc. ("Old Ashland") and Marathon Oil Corporation ("Marathon") entered into an agreement, as amended (the "master agreement"), under which Old Ashland has transferred its interest in Marathon Old Ashland Petroleum LLC, or "MAP", its maleic anhydride business and 60 Valvoline Instant Oil Change Centers in Michigan and northwest Ohio to a wholly owned subsidiary of Marathon (which we refer to in this document as the "transactions"). As a result of the transactions, among other things, shareholders of Old Ashland have become entitled to receive
(1) shares of Marathon common stock with a total value of $915 million in exchange for the shares of Old Ashland common stock they currently own and
(2) new shares of common stock of a successor corporation to Old Ashland (we refer to such successor corporation in this document as "Ashland"). As part of the transactions, Old Ashland has merged with and into one of its subsidiaries. As of the completion of the transactions, the existing businesses of Old Ashland other than those to be transferred to Marathon's subsidiary are owned by Ashland the successor to Old Ashland through a series of mergers, and Ashland is a publicly traded company owned by Old Ashland shareholders. The management and board of directors of Old Ashland continued as the management and board of directors of Ashland. Old Ashland common stock was traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "ASH", and, following the completion of the transactions, Ashland common stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the same symbol. As part of the transactions, the name of Ashland was changed to "Ashland Inc."

                  Of the aggregate 876,310 shares originally registered under the registration statements to which this prospectus relates and set forth above, approximately 134,986 shares remain available for use under the Ashland Inc. Stock Option Plan for Employees of Joint Ventures. This prospectus relates to the 134,986 shares of our common stock, $0.01 par value per share, that we will issue upon exercise of the outstanding nonqualified stock options that Old Ashland granted to selected employees and officers of MAP. Pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Act"), we are the successor issuer to Old Ashland in connection with the registration statements Old Ashland filed relating to the stock option plan described herein. We have adopted the registration statements as our own for all purposes of the Securities Act of 1933, as amended (the "Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "ASH". On August 8, 2005, the last reported sale price of our common stock as reported by the New York Stock Exchange was $61.07 per share.

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                  You should read this prospectus and any supplement carefully before you invest.

                                         EXERCISE PRICE    PROCEEDS TO ASHLAND

Per share of common stock issuable           $39.58               $39.58
upon exercise of options granted on
September 17, 1998
Subtotal for September 17, 1998 grant      $396,987.40          $396,987.40

Per share of common stock issuable           $30.20               $30.20
upon exercise of options granted on
September 16, 1999
Subtotal for September 16, 1999 grant      $397,552.80          $397,552.80

Per share of common stock issuable           $27.26               $27.26
upon exercise of options granted on
September 21, 2000
Subtotal for September 21, 2000 grant      $370,436.14          $370,436.14

Per share of common stock issuable           $30.00               $30.00
upon exercise of options granted on
September 20, 2001
Subtotal for September 20, 2001 grant      $729,960.00          $729,960.00

Per share of common stock issuable           $23.20               $23.20
upon exercise of options granted on
September 19, 2002
Subtotal for September 19, 2002 grant     $1,713,807.20        $1,713,807.20

TOTAL                                     $3,608,743.54        $3,608,743.54
                                          -------------        -------------

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  This prospectus is dated August ___, 2005

TABLE OF CONTENTS


                                                                       Page
------------------------------------------------------------------------------
Risk Factors                                                             1
Ashland Inc.                                                             5
Use of Proceeds                                                          5
Where You Can Find More Information About Old Ashland                    6
The Plan                                                                 8
Federal Income Tax Consequences                                         12
Plan of Distribution                                                    13
Legal Matters                                                           13





                                    (i)

RISK FACTORS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS.

                  This prospectus contains forward-looking statements. These statements relate to our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in these risk factors, any of which may cause our actual results to differ materially from any forward-looking statements.

RISKS RELATED TO ASHLAND AND ITS BUSINESS

ASHLAND WILL NOT HAVE ACCESS TO THE CASH FLOW FROM THE BUSINESSES TRANSFERRED TO MARATHON, WHICH COULD ADVERSELY IMPACT ASHLAND'S REVENUES AND OPERATING RESULTS.

                  The interest in MAP, the maleic anhydride business and the 60 VIOC centers have generated funds from operations that have been used in the businesses that will be operated by Ashland and for Ashland's general corporate purposes. In each of the last three full fiscal years, distributions from MAP have represented a majority of Old Ashland's operating cash flows. Since the closing of the transactions, Ashland no longer has access to the cash flow from the interest in MAP, the maleic anhydride business or the 60 VIOC centers, which could adversely impact Ashland's revenues and operating results.

ASHLAND IS RESPONSIBLE FOR, AND HAS FINANCIAL EXPOSURE TO, OLD ASHLAND'S LIABILITIES FROM CLAIMS ALLEGING PERSONAL INJURY CAUSED BY EXPOSURE TO ASBESTOS, WHICH WOULD REDUCE ASHLAND'S CASH FLOWS AND PROFITABILITY AND COULD IMPAIR ITS FINANCIAL CONDITION.

                  Ashland is subject to liabilities from claims alleging personal injury caused by exposure to asbestos. Such claims result primarily from indemnification obligations undertaken in 1990 in connection with the sale of Riley Stoker Corporation ("Riley"), a former subsidiary of Old Ashland. Although Riley was neither a producer nor a manufacturer of asbestos, its industrial boilers contained some asbestos-containing components provided by other companies. As a result of the transactions, Ashland is responsible for, and has financial exposure to, these liabilities, which could reduce Ashland's cash flows and profitability and impair its financial condition. For a description of the claims alleging personal injury caused by exposure to asbestos, which number approximates 185,000, and the associated reserves and available insurance, see "Note G. Litigation, Claims and Contingencies" to Ashland's condensed consolidated financial statements contained in its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005, which is incorporated by reference in this prospectus.

ASHLAND IS  RESPONSIBLE  FOR, AND HAS FINANCIAL  EXPOSURE TO, OLD ASHLAND'S
OTHER   LIABILITIES,   WHICH  WOULD   REDUCE   ASHLAND'S   CASH  FLOWS  AND
PROFITABILITY AND COULD IMPAIR ITS FINANCIAL CONDITION.

                  As a result of the transactions, Ashland is responsible for, and has financial exposure to, all of the asbestos-related liabilities, substantially all of the environmental liabilities (other than certain liabilities relating to MAP) and other liabilities of Old Ashland and its subsidiaries other than liabilities incurred by ATB Holdings in connection with the transactions.

                  Additionally, claimants might seek to hold Marathon liable for obligations of Ashland. Ashland has agreed to indemnify Marathon for liabilities and costs that Marathon may incur relating to Ashland's liabilities (other than certain liabilities relating to MAP). See the section entitled "The Master Agreement--Indemnification" in our proxy statement/prospectus, constituting part of our registration statement on Form S-4, as amended (Registration No. 333-119689-01), relating to the transactions, which is incorporated herein by reference.

ASHLAND HAS LIMITED USE OF THE PROCEEDS FROM THE PARTIAL REDEMPTION AND THE CAPITAL CONTRIBUTION RECEIVED IN THE TRANSACTIONS TO PAY DIVIDENDS OR OTHER DISTRIBUTIONS OR COMPLETE SHARE REPURCHASES WHICH COULD HAVE AN ADVERSE IMPACT ON ASHLAND'S STOCK PRICE.

                  From June 30, 2005, the date of the closing of the transactions, through the sixth anniversary of the closing, Ashland has agreed not to pay any dividend or other distribution or repurchase shares of its common stock using proceeds received from the transactions without the consent of Marathon if, at the time of the declaration or payment, Ashland is or would be (after giving effect to the payment) insolvent under any applicable fraudulent transfer or conveyance law as determined in good faith by Ashland's board of directors in accordance with its fiduciary duties under applicable law. In addition, any share repurchases must comply with Internal Revenue Service Revenue Procedure 96-30, which generally requires that (i) the shares be repurchased in the open market and (ii) Ashland not intend to repurchase more than 20% of its outstanding shares. Ashland's limited use of the proceeds from the partial redemption and the capital contribution to pay dividends or other distributions or complete share repurchases could have an adverse impact on Ashland's stock price.

ASHLAND MAY NOT BE ABLE TO SUCCESSFULLY USE THE PROCEEDS OF THE PARTIAL REDEMPTION RECEIVED IN THE TRANSACTIONS IN A VALUE-GENERATING MANNER WHICH COULD REDUCE ITS FUTURE RATE OF GROWTH, PROFITABILITY AND OPERATING RESULTS.

                  Ashland may use the cash proceeds from the partial redemption for general corporate purposes, which may include the funding of pension obligations and expanding its business through both internal growth and future business acquisitions. Ashland may not be able to successfully identify uses for those proceeds that will generate value for Ashland and its shareholders which could reduce Ashland's future rate of growth. In addition, in connection with possible future business acquisitions, the process of integrating acquired operations into Ashland's existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of its business which could reduce Ashland's profitability and operating results.

ASHLAND HAS INCURRED AND WILL INCUR SUBSTANTIAL OPERATING COSTS AND CAPITAL EXPENDITURES AS A RESULT OF ENVIRONMENTAL AND HEALTH AND SAFETY LIABILITIES AND REQUIREMENTS, PARTICULARLY RELATING TO ITS CHEMICAL BUSINESSES, WHICH COULD REDUCE ASHLAND'S RESULTS OF OPERATIONS AND PROFITABILITY.

                  Ashland is subject to various U.S. and foreign laws and regulations relating to environmental protection and worker health and safety. These laws and regulations regulate discharges of pollutants into the air and water, the management and disposal of hazardous substances and the cleanup of contaminated properties. The costs of complying with these laws and regulations can be substantial and may increase as applicable requirements become more stringent and new rules are implemented. If Ashland violates the requirements of these laws and regulations, it may be forced to pay substantial fines, to complete additional costly projects, or to modify or curtail its operations to limit contaminant emissions.

                  Ashland is responsible for, and has financial exposure to, substantially all of the environmental liabilities (other than certain liabilities relating to MAP) and other liabilities of Ashland and its subsidiaries. Ashland investigated and remediated a number of its current and former properties. At June 30, 2005, such locations included 102 waste treatment or disposal sites where Ashland was identified as a potentially responsible party under Superfund or similar state laws, approximately 130 current and former operating facilities (including certain facilities conveyed to MAP) and about 1,220 service station properties. Ashland's environmental remediation costs were approximately $39 million for the nine months ended June 30, 2005. Ashland's reserves for environmental remediation amounted to $177 million at June 30, 2005 and reflected its estimates of the most likely costs that will be incurred over an extended period to remediate identified conditions for which the costs are reasonably estimable, without regard to any third-party recoveries. Engineering studies, probability techniques, historical experience and other factors are used to identify and evaluate remediation alternatives and their related costs in determining the estimated reserves for environmental remediation. Environmental remediation reserves are subject to numerous inherent uncertainties that affect Ashland's ability to estimate its share of the costs. Such uncertainties involve the nature and extent of contamination at each site, the extent of required cleanup efforts under existing environmental regulations, widely varying costs of alternate cleanup methods, changes in environmental regulations, the potential effect of continuing improvements in remediation technology, and the number and financial strength of other potentially responsible parties at multiparty sites. Ashland regularly adjusts its reserves as remediation continues.

SEVERAL OF ASHLAND'S BUSINESSES ARE CYCLICAL IN NATURE, AND ECONOMIC DOWNTURNS OR DECLINES IN DEMANDS FOR CERTAIN DURABLE GOODS MAY REDUCE ITS PROFITABILITY AND LIMIT ITS ABILITY TO GENERATE REVENUES.

                  The profitability of Ashland's businesses is susceptible to downturns in the economy, particularly downturns in the segments of the U.S. economy related to the purchase and sale of durable goods, including the housing, construction, automotive, marine and semiconductor industries. Both overall demand for Ashland's products and services and its profitability may decline as a direct result of an economic recession, inflation, changes in the prices of hydrocarbons and other raw materials, consumer confidence, interest rates or governmental fiscal policies. In addition, Ashland may experience significant changes in its profitability as a result of variations in sales, changes in product mix or pricing competition.

ADVERSE CHANGES IN PREVAILING CLIMATE OR WEATHER MAY NEGATIVELY AFFECT THE PERFORMANCE OF SOME OF ASHLAND'S OPERATIONS, WHICH COULD REDUCE ASHLAND'S RESULTS OF OPERATIONS AND PROFITABILITY.

                  Extreme variations from normal climatic conditions could have a significant effect on the operating results of APAC's construction operations. In particular, unfavorable weather conditions could delay the completion of construction projects, and may require the use of additional resources. In addition, certain of the products sold by Valvoline are seasonal in nature, and thus demand for those products may decline due to significant changes in prevailing climate and weather conditions such as floods, frozen rivers and hurricanes.

ASHLAND'S FINANCING COSTS MAY BE HIGHER THAN OLD ASHLAND'S FINANCING COSTS WHICH COULD ADVERSELY IMPACT ASHLAND'S ABILITY TO OBTAIN FUTURE FINANCING ON ACCEPTABLE TERMS AND ASHLAND'S RESULTS OF OPERATIONS AND CASH FLOWS.

                  Ashland will have to raise financing with the support of a reduced pool of less diversified assets, and Ashland may not be able to secure adequate debt or equity financing on terms that would have been available to Old Ashland. Therefore, the cost to Ashland of financing without the 38% interest in MAP, the maleic anhydride business and the 60 VIOC centers, could be higher than the cost of financing with these businesses as part of the company which could adversely impact Ashland's ability to obtain future financing on acceptable terms and Ashland's results of operations and cash flows.

                  The credit ratings of Ashland may be different from the ratings of Old Ashland. Differences in credit ratings affect the interest rate charged on financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to Ashland following the transactions. Ashland may not be able to raise the capital it requires on favorable terms following the closing of the transactions. Therefore, the cost to Ashland of financing without the 38% interest in MAP, the maleic anhydride business and the 60 VIOC centers, could be higher than the cost of financing with these businesses as part of the company, which could adversely impact Ashland's ability to obtain future financing on acceptable terms and Ashland's results of operations and cash flows.

ASHLAND MAY ISSUE PREFERRED STOCK WHOSE TERMS COULD ADVERSELY AFFECT THE VOTING POWER OR VALUE OF ITS COMMON STOCK.

Ashland's articles of incorporation authorizes it to issue, without the approval of its shareholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over its common stock respecting dividends and distributions, as its board of directors generally may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of Ashland's common stock. For example, Ashland could grant holders of preferred stock the right to elect some number of its directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences Ashland could assign to holders of preferred stock could affect the residual value of its common stock. See the sections entitled "Description of New Ashland Capital Stock--Preferred Stock" and "Comparison of the Rights of Holders of Common Stock" in our proxy statement/prospectus, constituting part of our registration statement on Form S-4, as amended (Registration No. 333-119689-01), relating to the transactions, which is incorporated herein by reference.

PROVISIONS OF ASHLAND'S ARTICLES OF INCORPORATION AND BY-LAWS, ITS RIGHTS AGREEMENT AND KENTUCKY LAW COULD DETER TAKEOVER ATTEMPTS THAT SOME SHAREHOLDERS MAY CONSIDER DESIRABLE, WHICH COULD ADVERSELY AFFECT ASHLAND'S STOCK PRICE.

                  Provisions of Ashland's articles of incorporation and by-laws make acquiring control of Ashland without the support of its board of directors difficult for a third party, even if the change of control would be beneficial to Ashland shareholders. Ashland's articles of incorporation and by-laws contain:

     o provisions relating to the classification, nomination and removal of its directors;

     o provisions limiting the right of shareholders to call special meetings of its board of directors and shareholders;

     o provisions regulating the ability of its shareholders to bring matters for action at annual meetings of its shareholders; and

     o the authorization given to its board of directors to issue and set the terms of preferred stock.

In addition, Ashland has succeeded to Old Ashland's shareholder rights agreement, which would cause extreme dilution to any person or group who attempts to acquire a significant interest in Ashland without advance approval of its board of directors. Ashland's articles of incorporation and the laws of Kentucky impose some restrictions on mergers and other business combinations between Old Ashland and any beneficial owner of 10% or more of the voting power of its outstanding common stock. The existence of these provisions may deprive you of any opportunity to sell your shares at a premium over the prevailing market price for Ashland common stock. The potential inability of Ashland shareholders to obtain a control premium could adversely affect the market price for its common stock. See the sections entitled "Description of Common Stock of Ashland" and "Comparison of the Rights of Holders of Common Stock" in our proxy statement/prospectus, constituting part of our registration statement on Form S-4, as amended (Registration No. 333-119689-01), relating to the transactions, which is incorporated herein by reference, for a description of these and other provisions.

                                ASHLAND INC.

                  Ashland's businesses are grouped into five industry segments: APAC (as defined below); Ashland Distribution; Ashland Specialty Chemical; Valvoline; and Refining and Marketing. Financial information about each of these segments for the three fiscal years ended September 30, 2004 is set forth on pages F-26 and F-27 of Ashland's annual report on Form 10-K, as amended, for the fiscal year ended September 30, 2004, which has been incorporated by reference in this proxy statement/prospectus.

                  Ashland Paving And Construction, Inc. and its subsidiaries ("APAC") perform asphalt and concrete contract construction work, including highway paving and repair, excavation and grading and bridge construction, and produce asphaltic mix and ready-mix concrete, crushed stone and other aggregate in the southern and mid-continent regions of the United States.

                  Ashland Distribution distributes chemicals, plastics and resins in North America and plastics in Europe. Ashland Distribution also provides environmental services.

                  Ashland Specialty Chemical is focused on two primary businesses: thermoset resins and water technologies. It is a worldwide supplier of specialty chemicals serving industries including: building and construction; commercial and institutional water treatment; graphic arts and printing; industrial water treatment; marine; metal casting; packaging and converting; pulp and paper; recreational marine; and transportation.

                  Ashland's maleic anhydride business contributed to ATB Holdings (and ultimately to Marathon) in the transactions was a part of Ashland's Specialty Chemicals segment. The maleic anhydride business produced maleic anhydride at its plant in Neal, West Virginia. Maleic anhydride is used in the production of unsaturated polyester resins, lube oil additives, co-polymers, alkyd resins, fumaric and malic acids and agricultural chemicals. The production capacity of the maleic anhydride business was 104 million pounds per year prior to the transactions.

                  Valvoline is a producer and marketer of premium packaged motor oil and automotive chemicals, including appearance products, antifreeze, filters and automotive fragrances. In addition, Valvoline is engaged in the "fast oil change" business through outlets operating under the Valvoline Instant Oil Change(R) name. As of June 30, 2005, there were 360 company-owned and 400 franchised VIOC centers operating in 40 states.

                  The 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio contributed to ATB Holdings (and ultimately to Marathon) in the transactions provided services to the passenger car and light truck motor oil market.

                  Ashland's   Refining  and  Marketing   segment  consisted
primarily of its 38% interest in MAP, which was transferred pursuant to the transactions.

                  Ashland is a Kentucky corporation, organized in March 2004, with its principal executive offices located at 50 E. RiverCenter Boulevard, Covington, Kentucky 41011 (Mailing Address: 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391) (Telephone: (859) 815-3333). Ashland is the successor corporation to Old Ashland, which was organized on October 22, 1936.



                              USE OF PROCEEDS

                  Ashland will use the net proceeds it receives from the sale, in connection with the exercise of the options described in this prospectus, of its common stock to which this prospectus relates for
general  corporate   purposes.   General  corporate  purposes  may  include
additions to working capital, capital expenditures, repayment of debt, stock redemption or the financing of possible acquisitions.

             WHERE YOU CAN FIND MORE INFORMATION ABOUT ASHLAND

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and informative statements and other information regarding registrants, such as Ashland, that file electronically with the Commission.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement relating to this prospectus and prior to effectiveness of that registration statement, and any future such filings until our offering is completed:

     1. Old Ashland's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2004;

     2. Old Ashland's quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 2004 and March 31, 2005;

     3. Old Ashland's current reports on Form 8-K, as filed on October 29, 2004, November 4, 2004, November 5, 2004, December 14, 2004, December 20, 2004 (providing an update on the status of the transaction), December 29, 2004, January 25, 2005 (providing an update on the status of the transaction), January 27, 2005, January 31, 2005, March 10, 2005, March 24, 2005, April 13, 2005, April 28, 2005, May 2, 2005, June 1, 2005, June 16,
2005, June 21, 2005 (not including Item 7.01), June 28, 2005 (announcing reference yields and total purchase prices in respect of each of its notes), June 29, 2005 and June 30, 2005;

     4. Ashland's current reports on Form 8-K, as filed on June 30, 2005, July 6, 2005, July 15, 2005, July 21, 2005, July 25, 2005, July 28, 2005
and August 1, 2005;

     5. Ashland's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005; and

     6. the description of Ashland's common stock (and the related preferred stock purchase rights) set forth under the headings "Description of New Ashland Capital Stock" and "Comparison of Rights of Holders of Common Stock" in Ashland's registration statement on Form 8-A filed under the Exchange Act on June 15, 2005 (File No. 001-32532), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents hereafter filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement, or any document that is also incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address (or by visiting our website at www.ashland.com):

                          Office of the Secretary
                                Ashland Inc.
                        50 E. RiverCenter Boulevard
                                P.O. Box 391
                          Covington, KY 41012-0391
                                859-815-3333

     We have authorized no one to provide you with information different from the information incorporated by reference or provided in this prospectus or the prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted.

                                  THE PLAN

General Plan Information

                  Marathon  Ashland  Petroleum  LLC,  or  MAP,  was a joint
venture between Marathon Oil Company, a subsidiary of Marathon Oil Corporation, and Old Ashland our predecessor corporation. Old Ashland's management determined that it would be in Old Ashland's best interest that certain MAP officers and employees have an ownership interest in Old Ashland. On each of September 17, 1998, September 16, 1999, September 21, 2000, September 20, 2001 and September 19, 2002, Old Ashland's board of directors approved the grant of a number of options to purchase Old Ashland common stock to certain officers and employees of MAP. As a result of the transactions, and as further described below under "Adjustments", these options are now options to purchase Ashland common stock. Throughout this prospectus, we will refer to the stock options as the "MAP stock options," the MAP employees that were granted MAP stock options as the "recipients" and the company's Personnel and Compensation Committee as the "Committee." Old Ashland granted the MAP stock options under the terms and conditions of the notices of grant and the Ashland Inc. Stock Option Plan for Employees of Joint Ventures, a plan, approved by Old Ashland's board of directors on September 17, 1998, specifically designated to grant options to employees of joint ventures in which Ashland has an interest. The MAP stock options supplemented stock options and/or restricted stock granted to the recipients by Marathon Oil Company in amounts recommended by the MAP Executive Committee. In connection with the transactions, the plan was assumed by Ashland upon the authority granted by resolutions of Ashland's board of directors at a special meeting held on June 29, 2005.

                  This section contains a summary of the material terms and provisions of the Ashland Inc. Stock Option Plan for Employees of Joint Ventures, including terms relating to the transactions, and is not complete. You should refer to the documents relating to the plan which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If necessary, we will in the future provide supplemental material to update the available information with respect to the plan, the MAP stock options and the underlying shares of our common stock to holders of MAP stock options. You should also refer to the master agreement attached as Annex A to our proxy statement/prospectus, constituting part of our registration statement on Form S-4, as amended (Registration No. 333-119689-01) which is incorporated herein by reference.

                  The plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                  Participants under the plan may obtain additional information regarding the plan and its administration from the Office of the Secretary, Ashland Inc., 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, KY 41012-0391. The Secretary's Office may also be reached by phone at 859-815-3333.

Purpose of the Plan

                  The principal purpose of the plan is to promote our interests and those of Ashland's shareholders by attracting and retaining management personnel whose training, experience and abilities contribute to the success of joint ventures in which we have an interest and which our board of directors designates as being governed by the plan. To achieve this purpose, Ashland granted MAP stock options to selected MAP officers and employees. A recipient of the MAP stock options has the right to purchase Ashland common stock at a price and on terms to be specified by the Committee or determined in some other manner under the plan.

Administration

                  The Committee  administers  the plan.  Mannie L. Jackson,
Patrick F. Noonan, Kathleen Ligocki, T.M. Solso and Michael J. Ward presently serve on the Committee.

Eligibility and Grant of MAP Stock Options

                  The MAP Executive Committee recommended to the Committee certain regular, full-time or part-time employees of MAP to participate in the plan. The Committee selected the MAP employees to receive an award of MAP stock options under the plan. The MAP stock options to which this prospectus relates were granted to the recipients on each of September 17, 1998, September 16, 1999, September 21, 2000, September 20, 2001 and September 19, 2002. Under the notices of each grant, none of the rights and obligations of the recipients, including under the vesting provisions or other terms of the notices of grant or the plan, will be affected by the transfer of any of the recipients from MAP to Ashland or from MAP to another unit of Marathon Oil Corporation. Under the notices of grant, by accepting the award of MAP stock options, the recipients agreed to remain at MAP for a period of at least one year from the date of the award, although this did not in any way confer from Old Ashland to any recipient any right to continue employment with MAP or affect any existing right of MAP to terminate any recipient. Ashland similarly did not confer any such right upon assuming the plan.

Annual Report to Optionees

                  Recipients received, on an annual basis, a report from Old Ashland as to the amount and status of their MAP stock options.

Exercise Price

                  Under the plan, the exercise price for the underlying Ashland common stock that will be issued for each MAP stock option was fixed by the Committee at the time the option was granted. The Committee determined that exercise price for the options to be the fair market value per share of Ashland's common stock on the date of grant. The Committee further determined fair market value to be the closing price per share of Old Ashland's common stock on the New York Stock Exchange ("NYSE") composite tape on the date of grant. The price per share of Old Ashland's common stock on the NYSE composite tape on each of the dates of grant were as indicated in the chart below. As a result of the transactions, adjustments will be made to the exercise price pursuant to the terms of the plan as discussed below under "Adjustments", so that the new exercise price shall be as indicated in the chart below.

                                  PRICE PER SHARE OF OLD ASHLAND
                                  COMMON STOCK ON DATE OF GRANT        ADJUSTED EXERCISE PRICE
                                   (BASED ON NYSE COMPOSITE TAPE      FOLLOWING THE TRANSACTION

September 17, 1998                            $48.00                            $39.58
September 16, 1999                            $36.625                           $30.20
September 21, 2000                           $33.0625                           $27.26
September 20, 2001                            $36.38                            $30.00
September 19, 2002                            $28.13                            $23.20

Acceptance of Awards

                  By accepting any award of MAP stock options under the plan, each recipient was conclusively deemed to have indicated his or her acceptance and ratification of and consent to any action that Ashland, Ashland's board of directors or the Committee may have taken with respect to the plan, including any amendment of the plan by the board of directors or the Committee. The terms of this provision are also deemed to apply to each personal representative or beneficiary claiming under or through the recipient, as those individuals are defined under the plan.

Notice of Grant

                  Each MAP stock option is evidenced by a notice of grant between the recipient and Old Ashland. The notice of grant contains those terms and conditions that the Committee determines and that are consistent with the plan.

Vesting

                  Unless the Committee determines otherwise, each MAP stock option will provide that its recipient may not wholly or partially exercise the option for a period of one year after the date of the option's grant. In connection with the transactions, any outstanding stock options which were granted in 2001 or 2002 but were not vested immediately prior to June 30, 2005 were subject to accelerated vesting on June 30, 2005. The options granted on September 17, 1998, September 16, 1999 and September 21, 2000, unless otherwise canceled or terminated, vested based on the following schedule: 50% of the MAP stock options granted vested on the first anniversary of the grant date, an additional 25% vested on the second anniversary of the grant date and the remaining 25% vested on the third anniversary of the grant date.

Exercise of MAP Stock Options and Payment

                  A stock option may be exercised by written notice to us. The written notice must be consistent with the terms of the notice of grant relating to the MAP stock option and must be accompanied by payment of the full exercise price for the underlying shares of our common stock which the holder of the MAP stock option chooses to exercise. The exercise price for any shares purchased may be paid in cash, in shares of our common stock previously owned by the holder, partly in cash and partly in our common stock or in such other consideration as shall constitute lawful consideration for the issuance of common stock (including, but not limited to, a "cashless exercise"), as the Committee, in its sole discretion, may determine. There are no restrictions on the resale of the Ashland common stock acquired as a result of the exercise of a MAP stock option.

                  In order to assure compliance with the securities laws, during any time that the registration statement of which this prospectus is a part is not effective, the Committee may require evidence of a type and degree it considers necessary to establish that the underlying shares of common stock are being purchased for investment only and not with a view to, or for sale in connection with, a distribution. As used in this context, "distribution" is defined under the Securities Act. If this prospectus is not then part of an effective registration statement, the Committee may further require legends on the certificates representing the underlying shares.

                  As a condition to the transfer of a certificate representing those shares, the Committee may obtain those agreements or undertakings that it considers necessary or advisable to assure compliance with any provision of the plan or any law or regulation.

                  Each stock option granted on September 17, 1998, September 16, 1999 or September 21, 2000 which were exercisable as of June 30, 2005, and each stock option granted on September 20, 2001 or September 19, 2002, including the ones subject to accelerated vesting described above, which were not exercised prior to June 30, 2005, may be exercised for a period of 90 days after the date of effectiveness of the post-effective amendments to the registration statements to which this prospectus relates.

Cancellation of MAP Stock Option

                  The Committee has the right in its sole discretion and without the option holder's consent to cancel a MAP stock option granted under the plan, whether vested or not, at any time. If the Committee does so, it will cause Ashland to pay the recipient holding the canceled option an amount determined by using the Black-Scholes or some other valuation method generally accepted and used by nationally recognized executive compensation consulting firms. The Committee will determine whether we make the buyout payments under this provision in cash, in shares of our common stock or partly in cash and partly in common stock. Buyout payments will be made net of any applicable foreign, federal (including FICA), state or local withholding taxes.

Transferability

                  Unless our board of directors or the Committee directs otherwise, the rights and interest of a recipient may not wholly or partially be assigned or transferred directly, by operation of law or in some other manner, including but not limited to the following: execution, levy, garnishment, attachment, pledge or bankruptcy. No recipient's rights or interest under the plan will be assigned or transferred because of any obligation or liability of that recipient. The sole exception to this provision is that the recipient's rights and interest under the plan may pass by will or the laws of descent and distribution in the event of the recipient's death.

Reserve of Common Stock

                  Shares of our common stock to be issued upon the exercise of MAP stock options will be from authorized but unissued shares. If any MAP stock option or a part of a MAP stock option expires, terminates or is canceled or surrendered for any reason without having been fully exercised, the shares relating to the unexercised portion of the MAP stock option may again be subject to the grant of MAP stock options under the plan.

Term of the Plan

                  The plan became effective on September 17, 1998, the date of the plan's approval by Old Ashland's board of directors and was assumed by Ashland on June 30, 2005, the closing date of the transactions, pursuant to the authority granted by resolutions of the board of directors of Ashland at a special meeting held on June 29, 2005. Following the transactions, all of the MAP stock options will expire 90 days after the effective date of the registration statement to which this prospectus relates.

Termination of Employment

                  The plan provides that the Committee decides when and the terms under which a recipient (or his beneficiaries or legal personal representative, as the case may be, as those terms are defined in the plan) who dies, becomes disabled or retires or leaves MAP employment may continue to exercise vested MAP stock options. The Committee also decides the extent to which unvested MAP stock options will vest for those recipients. Under the notices of grant, in the event of a recipient's retirement from MAP or death or disability while employed by MAP, Ashland or another unit of Marathon Oil Corporation, the MAP stock option may be exercised for the number of shares which its recipient could have acquired under the option immediately prior to the retirement, death or disability.

                  The plan provides that if the employment of a recipient terminates before the end of the one year vesting period for the options or any other period determined by the Committee, then those options will immediately terminate. Under the notices of grant, a recipient, after terminating employment from MAP, Ashland or another unit of Marathon Oil Corporation for a reason other than retirement, death or disability, may exercise any MAP stock option until the earlier of 30 days after termination or the expiration date of the option. That option may be exercised for the number of shares which the recipient could have acquired under the option immediately prior to termination.

                  Following the transactions, each of the MAP stock options must be exercised prior to the expiration of the 90-day period beginning on the effective date of the registration statement to which this prospectus relates.

Adjustments

                  The kind of shares that we may issue under the plan and the kind of shares underlying the exercise price for any outstanding MAP stock options is and will be automatically adjusted to maintain the proportionate interest of any recipient who received MAP stock options before any of the following types of events: a stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, exchange of shares, split-up, split-off, spin-off, liquidation or any distribution to holders of our common stock other than cash dividends. Any adjustment under this provision is conclusive and binding for all purposes of the plan. As a result of the transactions, the following adjustments shall be made: (a) the number of shares issuable upon exercise of a MAP stock option shall be multiplied by a conversion factor of 1.2129 (and rounded down to the nearest whole share) and (b) the exercise price of a MAP stock option shall be divided by a conversion factor of 1.2129 (and rounded up to the nearest whole cent).

Amendment

                  Our board of directors or the Committee may at any time terminate, modify or amend the plan in those respects it deems advisable and as permitted by law.

Type of Stock Option

                  The MAP stock options will be nonqualified stock options and will not be entitled to tax treatment as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

Listing

                  The shares of our common stock underlying the MAP stock options have been listed on the New York Stock Exchange and the Chicago Stock Exchange.

FEDERAL INCOME TAX CONSEQUENCES

                  The following brief description of the tax consequences of awards under the plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

                  If shares are issued to the original holder of a nonqualified option that is granted and exercised in accordance with the plan, then:

     o no income will be recognized by the holder at the time of grant of the option;

     o upon exercise of the option the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value, at the time of exercise, of the shares acquired over the option price;

     o subject to the limitation described below, we will be entitled to a deduction at the same time and in the same amount as the holder has income under the preceding item; and

     o upon a sale of the shares acquired, the holder will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on the sale and the tax basis of the shares sold.

                  Assuming that the payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the date of exercise, but not less than the option price, and their holding period will begin on the day after the tax basis of the shares is determined in this manner.

                  If the optionee uses previously owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the previously owned shares. The holder's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the date of exercise but not less than the amount of cash used in payment, and the holding period for the additional shares will begin on the day after the tax basis of the shares is determined in this manner. In order to facilitate recordkeeping by optionees, when an option is exercised with previously owned shares, we will deliver separate stock certificates to the optionee representing the shares surrendered and the additional shares to which the optionee is entitled as a result of the exercise.

                  In addition to the Federal income tax consequences described above, the acquisition, ownership or disposition of a MAP stock option or shares acquired upon the exercise of a MAP stock option may have tax consequences under various state or foreign laws that may be applicable to certain option holders. Since these tax consequences, as well as the Federal income tax consequences described above, may vary from holder to holder depending upon the particular facts and circumstances involved, each holder should consult his or her own tax advisor with respect to the Federal income tax consequences of the grant or exercise of a MAP stock option, and also with respect to any tax consequences under applicable state or foreign law. Ashland will not withhold more than the statutorily required amounts for federal, state and local taxes.

                  To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any tax advice contained in the prospectus relating to the plan was not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties under the Internal Revenue Code.

PLAN OF DISTRIBUTION

                  Ashland will offer the underlying shares of its common stock directly to the recipients under the terms of the plan. Ashland will pay all expenses relating to the offer and sale to the recipients of the shares of its common stock underlying the MAP stock options. Recipients will not incur any commissions, fees or other charges or expenses in connection with the offer of securities covered by this prospectus.

LEGAL MATTERS

                  The validity of the common stock offered hereby has been passed upon by David L. Hausrath, Esq., Senior Vice President, General Counsel and Secretary of Ashland. Mr. Hausrath beneficially owns 130,944 shares of our common stock (including common stock units held in our deferred compensation plan and shares of common stock with respect to which he has the right to acquire beneficial ownership within 60 days through the exercise of stock options).



PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation are:

                     Filing fee for Registration Statement         $  --
                     Accounting Fees and Expenses                   2,000
                     Stock Exchange Listing Fees                      --
                     Other                                          5,000
                                                                   --------
                     Total                                         $7,000
                                                                   ========

         All of the above amounts, other than the Commission filing fee and the Stock Exchange listing fees, are estimates only.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. We have elected to indemnify our officers and directors pursuant to our Restated Articles, our By-laws and by contract rather than to have such indemnification governed by the statutory provisions.

         Article X of the Restated Articles permits, but does not require, us to indemnify our directors, officers and employees to the fullest extent permitted by law. Our By-laws require indemnification of our officers and employees under certain circumstances. We have entered into indemnification contracts with each of our directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

         We have purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) us against certain costs which we might be required to pay by way of indemnification to our directors or officers under our Restated Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by us. In addition, we have purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which we, or the fiduciaries under our employee benefit plans, which may include our directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

ITEM 16.  EXHIBITS.

         The  following  Exhibits  are  filed as part of this  Registration
Statement:

        4.1        Second  Restated   Articles  of   Incorporation  of  the
                   Registrant (incorporated  herein by  reference to Exhibit
                   3(i) to Registrant's  Quarterly  Report on Form 10-Q for
                   the fiscal quarter ended June 30, 2005).
        4.2        Rights  Agreement  dated  as of  May  16,  1996  between
                   Ashland  Inc. and  National  City Bank,  as Rights Agent
                   (incorporated  herein by reference to Exhibit 4.4 to Old
                   Ashland's Annual Report on Form 10-K for the fiscal year
                   ended September 30, 2001).
        4.3        Amendment  No. 1 dated as of March  18,  2004 to  Rights
                   Agreement  dated as of May 16, 1996 between Ashland Inc.
                   and National  City Bank,  as Rights Agent  (incorporated
                   herein  by  reference  to  Exhibit  4 to  Old  Ashland's
                   Quarterly  Report  on Form 10-Q for the  fiscal  quarter
                   ended March 31, 2004).
        4.4        Amendment  No. 2 dated as of April  27,  2005 to  Rights
                   Agreement  dated as of May 16, 1996 between Ashland Inc.
                   and National  City Bank,  as Rights Agent  (incorporated
                   herein by reference  to Exhibit 4.4 of the  Registrant's
                   Form  S-4/A  filed  with the  Commission  on May 2, 2005
                   (Registration No. 333-119689-01)).
        4.5        Specimen  certificate  of Common Stock,  par value $0.01
                   per share  (incorporated  herein by reference to Exhibit
                   4.2  of the  Registrant's  Form  S-4/A  filed  with  the
                   Commission   on  May   10,   2005    (Registration   No.
                   333-119689-01)).
        4.6        By-laws  of  the  Registrant   (incorporated  herein  by
                   reference  to Exhibit  3(ii) to  Registrant's  Quarterly
                   Report on Form 10-Q for the  fiscal  quarter  ended June
                   30, 2005).
        5          Opinion of David L. Hausrath, Esq.
        10.1       Ashland Inc.  Stock  Option Plan for  Employees of Joint
                   Ventures  (incorporated  herein by  reference to Exhibit
                   10.1  of Old  Ashland's  Form  S-3  filed  on  with  the
                   Commission   on   May   20,   2003   (Registration   No.
                   333-105396)).
        10.2       Notice   of  Grant   of   Non-Qualified   Stock   Option
                   (incorporated herein by reference to Exhibit 10.2 of Old
                   Ashland's  Form S-3 filed with the Commission on May 20,
                   2003 (Registration No. 333-105396)).
        10.3       Form of Notice of Grant of a  Restoration  Non-Qualified
                   Performance Based Stock Option  (incorporated  herein by
                   reference  to  Exhibit  10.3 to Old  Ashland's  Form S-3
                   filed with the Commission on May 20, 2003  (Registration
                   No. 333-105396)).
        10.4       Form of  Notice  of Grant of  Non-Qualified  Performance
                   Based Stock Option  (incorporated herein by reference to
                   Exhibit  10.4 of Old  Ashland's  Form S-3 filed with the
                   Commission   on   May   20,   2003   (Registration   No.
                   333-105396)).
        23.1       Consent of Ernst & Young LLP.
        23.2       Consent of PricewaterhouseCoopers LLP.
        23.3       Consent of David L. Hausrath,  Esq. (included as part of
                   Exhibit 5).
        24.1       Power of Attorney.
        24.2       Certified  Resolutions  of  the  Registrant's  Board  of
                   Directors  authorizing  execution  of this  Registration
                   Statement by Power of Attorney.

ITEM 17.  UNDERTAKINGS.

(A) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)  To  include  any  prospectus   required  by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the  prospectus  any facts or
                  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material  information  with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (A)(l)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)  To   remove   from   registration   by  means  of  a
         post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(B) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington and Commonwealth of Kentucky on the 9th day of August, 2005.


                                   ASHLAND INC.


                                   By:   /s/ David L. Hausrath
                                        ---------------------------------
                                        David L. Hausrath
                                        Senior Vice President, General Counsel
                                        and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on August 9, 2005.

                      SIGNATURE                                                 TITLE

                         *
--------------------------------------------------     Chairman of the Board and Chief Executive Officer
                  James J. O'Brien                     (Principal Executive Officer)


                         *
--------------------------------------------------     Senior Vice President and Chief Financial Officer
                   J. Marvin Quin                      (Principal Financial Officer)


                         *
--------------------------------------------------     Vice President and Controller
                  Lamar M. Chambers                    (Principal Accounting Officer)


                         *                             Director
--------------------------------------------------
                   Ernest H. Drew


                         *                             Director
--------------------------------------------------
                    Roger W. Hale


                         *                             Director
--------------------------------------------------
                 Bernadine P. Healy


                         *                             Director
--------------------------------------------------
                  Mannie L. Jackson


                         *                             Director
--------------------------------------------------
                  Patrick F. Noonan


                         *                             Director
--------------------------------------------------
                  Kathleen Ligocki


                         *                             Director
--------------------------------------------------
               George A. Schaefer, Jr.


                         *                             Director
--------------------------------------------------
                  Theodore M. Solso


                         *                             Director
--------------------------------------------------
                   Michael J. Ward


*By:           /s/ David L. Hausrath
    ----------------------------------------------
                 David L. Hausrath
                 Attorney-in-fact

                                    17

                                  EXHIBITS


            4.1    Second  Restated   Articles  of   Incorporation  of  the
                   Registrant (incorporated  herein by  reference to Exhibit
                   3(i) to Registrant's  Quarterly  Report on Form 10-Q for
                   the fiscal quarter ended June 30, 2005).*
            4.2    Rights  Agreement  dated  as of  May  16,  1996  between
                   Ashland  Inc. and  National  City Bank,  as Rights Agent
                   (incorporated  herein by reference to Exhibit 4.4 to Old
                   Ashland's Annual Report on Form 10-K for the fiscal year
                   ended September 30, 2001).*
            4.3    Amendment  No. 1 dated as of March  18,  2004 to  Rights
                   Agreement  dated as of May 16, 1996 between Ashland Inc.
                   and National  City Bank,  as Rights Agent  (incorporated
                   herein  by  reference  to  Exhibit  4 to  Old  Ashland's
                   Quarterly  Report  on Form 10-Q for the  fiscal  quarter
                   ended March 31, 2004).*
            4.4    Amendment  No. 2 dated as of April  27,  2005 to  Rights
                   Agreement  dated as of May 16, 1996 between Ashland Inc.
                   and National  City Bank,  as Rights Agent  (incorporated
                   herein by reference  to Exhibit 4.4 of the  Registrant's
                   Form  S-4/A  filed  with the  Commission  on May 2, 2005
                   (Registration No. 333-119689-01)).*
            4.5    Specimen  certificate  of Common Stock,  par value $0.01
                   per share  (incorporated  herein by reference to Exhibit
                   4.2  of the  Registrant's  Form  S-4/A  filed  with  the
                   Commission   on  May   10,   2005    (Registration   No.
                   333-119689-01)).*
            4.6    By-laws  of  the  Registrant   (incorporated  herein  by
                   reference  to  Exhibit  3(ii) to Registrant's  Quarterly
                   Report on Form 10-Q for the  fiscal  quarter  ended June
                   30, 2005).*
              5    Opinion of David L. Hausrath, Esq.**
           10.1    Ashland Inc.  Stock  Option Plan for  Employees of Joint
                   Ventures  (incorporated  herein by  reference to Exhibit
                   10.1  of Old  Ashland's  Form  S-3  filed  on  with  the
                   Commission   on   May   20,   2003   (Registration   No.
                   333-105396)).*
           10.2    Notice   of  Grant   of   Non-Qualified   Stock   Option
                   (incorporated herein by reference to Exhibit 10.2 of Old
                   Ashland's  Form S-3 filed with the Commission on May 20,
                   2003 (Registration No. 333-105396)).*
           10.3    Form of Notice of Grant of a  Restoration  Non-Qualified
                   Performance Based Stock Option  (incorporated  herein by
                   reference  to  Exhibit  10.3 to Old  Ashland's  Form S-3
                   filed with the Commission on May 20, 2003  (Registration
                   No. 333-105396)).*
           10.4    Form of  Notice  of Grant of  Non-Qualified  Performance
                   Based Stock Option  (incorporated herein by reference to
                   Exhibit  10.4 of Old  Ashland's  Form S-3 filed with the
                   Commission   on   May   20,   2003   (Registration   No.
                   333-105396)).*
           23.1    Consent of Ernst & Young LLP.**
           23.2    Consent of PricewaterhouseCoopers LLP.**
           23.3    Consent of David L. Hausrath, Esq. (included as part of
                   Exhibit 5).**
           24.1    Power of Attorney.**
           24.2    Certified  Resolutions  of  the  Registrant's  Board  of
                   Directors  authorizing  execution  of this  Registration
                   Statement by Power of Attorney.**


         -----------------
         *Previously filed

         **Filed herewith


                                    18